Exhibit 99.1
Hines Global Income Trust, Inc.
Valuation Policy and Procedures
Hines Global Income Trust, Inc. (the "Company") has engaged Altus Group U.S., Inc., which the Company refers to as Altus, a third-party valuation firm, to review the third-party appraisals of the Company's properties and interim valuations prepared by Hines Global REIT II Advisors LP (the "Advisor") as well as review the reasonableness of those valuations and the Company's monthly NAV, as further described below. The Advisor, with the approval of the Company's board of directors, including the valuation committee, may engage additional valuation advisors in the future, as deemed necessary.
Altus will discharge its responsibilities in accordance with the Company's valuation policy. The Company's valuation committee will not be involved in the monthly valuation of the Company's assets and liabilities, but will periodically receive and review the information about the valuation of the Company's assets and liabilities as it deems necessary to exercise its oversight responsibility. The reasonableness of the Company's NAV per share for each class of shares will be assessed by Altus by utilizing the third-party appraised values, the third-party valuations of the Company's certain other assets and liabilities and interim valuations and other information provided by the Advisor regarding balances of cash, tenant and other receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities.
The Company expects to obtain a written report from Altus which will set forth a summary of the processes and methodologies undertaken in their review of the valuations, a description of the scope of the reviews performed by them and any limitations thereto, the data and assumptions used for the review, the applicable industry standards used for the valuation, any other matters related to the valuation analysis and a conclusion with respect to the reasonableness of the Company's NAV per share for each class of the Company's common stock.
Altus and/or certain other independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to the Company and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Altus and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for the Company and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for the Company, or otherwise, so long as such other services do not adversely affect the independence of Altus or the applicable appraiser as certified in the applicable appraisal report.
Valuation of Assets
Real Estate Properties
With the authorization of the Company's board of directors, each of the Company's real properties will be appraised by a third party approximately once every 12 calendar months. In order to provide a smooth and orderly appraisal process, the Company will seek to have approximately 1/4th of the Company's portfolio appraised each quarter, although the Company may have more or less properties appraised in a quarter. The acquisition cost of newly-acquired properties may serve as their value for purposes of calculating the Company's NAV for a period of up to one year following their acquisition, and thereafter will be part of the appraisal cycle described above.
The Company's third-party appraisal firms will utilize recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practice or the similar industry standard for the country where the property appraisal is conducted (such as the Royal Institution of Chartered Surveyors), of each of the real estate properties the Company owns and will assign a discrete value for each property. All appraisals of properties will be conducted by appraisers possessing a Member Appraisal Institute designation or similar designation or, for international appraisals, by a public certified expert for real estate valuations, qualified to perform and oversee the appraisal work of the scope and nature required.
The Advisor will monitor the Company's properties for events that the Advisor believes may be expected to have a material impact on the most recent estimated values of such property, and will notify Altus of such events. If, in the opinion of the Advisor, an event becomes known to the Advisor (including through communication with the Company's third-party valuation firm) that is likely to have any material impact on previously provided estimated values of the affected properties, the Advisor will adjust the valuation of such properties, subject to the review and confirmation for reasonableness by Altus.
For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event, such as the termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Advisor or Altus which may impact more than one specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If deemed appropriate by the Advisor or Altus, any necessary adjustment will be determined as soon as practicable.
Real Estate-Related Assets and Securities
Publicly traded debt and equity real estate-related assets that are not restricted as to salability or transferability are valued monthly based on publicly available information. Generally, to the extent the information is available, such assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded debt and equity real estate-related assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the asset. Individual investments in non-publicly traded debt investments, such as mortgages, mortgage participations and mezzanine loans will also be included in the Company's determination of NAV at fair value.
Pursuant to the Company's valuation procedures, the Company's valuation committee approves the pricing sources of the Company's real estate-related assets. In general, these sources are third parties other than the Advisor. However, the Company may utilize the advisor or an affiliate of Hines as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available. The third-party pricing source may, under certain circumstances, be Altus.
Valuation of Liabilities
The Company will include the fair value of the Company's liabilities as part of the Company's NAV calculation. The Company's debt will be valued at fair value using widely accepted methodologies and, as appropriate, in accordance with GAAP. Estimates of fair value for property-level mortgage and corporate level debt will be prepared by the Advisor and opined upon by an independent third party. The value of non-recourse debt shall not exceed the value of the underlying real estate collateral, if applicable.
In addition to debt, the Company expects the Company's liabilities will also include fees accrued and payable to the Advisor and other accrued liabilities for both the asset management fee and performance participation allocation, accounts payable, accrued operating expenses and certain other liabilities. The Company expects that the fair value for such liabilities will generally be consistent with their value in accordance with GAAP.
NAV and NAV per Share Calculation
The Company commenced monthly valuations in January 2018 and it expects that it will publish the NAV per share generally within 15 calendar days following the last calendar day of each month.
The Company expects that each time it is determined, the NAV per share of each of the Company's share classes will be the same, except in the unlikely event that the distribution fees payable by the Company exceed the amount otherwise available for distribution to holders of Class TX Shares, Class IX Shares, T Shares, Class S Shares and/or Class D Shares in a particular period (prior to the deduction of the distribution and stockholder servicing fees), in which case the excess will be accrued as a reduction to the NAV per share of each respective share class, as applicable.
In addition to using the appraised values of the Company's real estate investments and values of the Company's debt obligations, each determination of a new NAV per share will include the values of other assets and liabilities such as cash, tenant and other receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities, all of which will be valued at cost. Additionally, the calculation of the NAV per share will exclude certain items on the Company's consolidated balance sheet that are determined to have no future value or economic impact on the valuation. Examples include receivables related to straight-line rental revenue and costs incurred to put debt in place. Other items such as intangible lease assets and liabilities related to the Company's real estate investments and costs incurred for capital expenditures will be excluded from the calculation of NAV per share because they are already considered elsewhere in the independent valuation. No liquidity discounts or discounts relating to the fact that the Company is externally managed will be applied to the NAV per share and no attempt will be made to value the Company as an enterprise.
In addition, the Advisor has agreed to advance all of the Company's organization and offering expenses on the Company's behalf (other than upfront selling commissions, dealer manager fees and distribution and stockholder servicing fees) through the end of the quarter in which the first anniversary of the commencement of its second public offering occurred, which the Company refers to as the Anniversary Date. The Company will reimburse the Advisor for all such advanced expenses, as well as any organization and offering expenses incurred in prior periods related to the Company's initial public offering, ratably over the 60 months following the Anniversary Date, to the extent reimbursements to its Advisor for cumulative organization and offering expenses do not exceed an amount equal to 2.5% of gross offering proceeds from the Company's public offerings. For purposes of calculating the Company's NAV, the organization and offering expenses paid by the Advisor through the Anniversary Date will not be recognized as expenses or as a component of equity and reflected in the Company's NAV until the Company reimburses its Advisor for these costs. The NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
The calculation of the NAV per share will not reflect any distribution and stockholder servicing fees that may become payable after the date of the calculation, which fees may not ultimately be paid in certain circumstances, including if the Company was liquidated or if there was a listing of the Company's common shares. Any estimated liability for future potential distribution and stockholder servicing fees, which will be accrued under GAAP at the time the corresponding share is sold, will not be reflected in the calculation of the NAV per share.
While the methodologies contained in the Company's valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), the Company's ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which the Company may rely in determining the NAV per share. In these circumstances, a more accurate valuation of the Company's NAV per share could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of the investment, alternative methodologies may be applied, provided that Altus provides the Company with a conclusion with respect to the reasonableness of the the Company's NAV per share and the Advisor must notify the Company's board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of the Company's investment. Notwithstanding the foregoing, the Company's board of directors may suspend its public offerings and/or the share redemption program if it determines that the calculation of the Company's NAV per share is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of the Company's assets.
Oversight by the Company's Board of Directors
All parties engaged by the Company or involved in the valuation of the Company's assets or calculation of the Company's NAV, including Altus and the Advisor, are subject to the oversight of the Company's board of directors, including the Company's valuation committee. As part of this process, the Advisor reviews the estimates of the Company's valuations for consistency with the Company's valuation guidelines and informs the Company's board of directors of its conclusions. Additionally, all such parties are available to meet with the Company's board of directors and valuation committee to review valuation information, as well as the Company's valuation policy and the operation and results of the valuation process generally. The Company's valuation committee has the right to engage additional valuation firms and pricing sthe Company'sces to review the valuation process or valuations, if deemed appropriate.

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